Exhibit 99.1

Brookfield to Acquire Peakstone Realty Trust
in a $1.2 Billion All-Cash Transaction

Peakstone shareholders to receive $21.00 per share in cash

Purchase price represents a 34% premium to closing price on January 30, 2026, a 46% premium to 30-day VWAP and a 51% premium to 90-day VWAP

NEW YORK and EL SEGUNDO, Calif.— February 2, 2026—Brookfield Asset Management (NYSE: BAM, TSX: BAM) (“Brookfield”) and Peakstone Realty Trust (NYSE: PKST) (“Peakstone” or the “Company”), an industrial real estate investment trust with a strategic focus on the industrial outdoor storage (“IOS”) sector, today announced that they have entered into a definitive agreement in which a Brookfield private real estate fund would acquire all of the outstanding shares of Peakstone for $21.00 per share in cash. The all-cash transaction represents an implied enterprise value of approximately $1.2 billion.

Michael Escalante, Chief Executive Officer of Peakstone, said, “We are pleased to enter into this agreement with Brookfield, which will deliver significant value to Peakstone shareholders. Following an offer from Brookfield, our Board of Trustees evaluated the proposed transaction with the assistance of external advisors and determined that it achieves the best value and other terms reasonably available for shareholders and is in the best interests of the Company. This transaction recognizes the value of our industrial portfolio and the progress we have made expanding our IOS platform.”

“This acquisition is an exciting opportunity to expand Brookfield’s industrial real estate platform with Peakstone’s high-quality and well-diversified portfolio, which will benefit from strong long-term fundamentals for the warehouse and IOS sectors,” said Lowell Baron, CEO of Brookfield’s Real Estate business.

The proposed purchase price represents a premium of 34% to Peakstone’s share price on January 30, 2026, the last full trading day prior to this announcement, as well as a 46% premium to the Company’s 30-day volume weighted average price (VWAP) and a 51% premium to the Company’s 90-day VWAP, for the period ended January 30, 2026.

In December 2025, Peakstone completed the disposition of all of its office properties, thereby concluding its strategic transformation into an industrial-only REIT. The Company’s portfolio comprises 76 industrial properties, consisting of 60 industrial outdoor storage (IOS) properties and 16 traditional industrial properties.

Transaction Details

The transaction has been unanimously approved by the Peakstone Board and is expected to close by the end of the second quarter of 2026, subject to customary closing conditions, including approval by the Company’s shareholders.

The definitive agreement includes a 30-day “go-shop” period expiring at 11:59 p.m. New York City time on March 4, 2026, during which time the Company, with the assistance of its advisors, may actively solicit and consider alternative acquisition proposals and engage in discussions with third parties. Subject to the terms and conditions of the definitive agreement, including notice and negotiation rights in favor of Brookfield, the Company may terminate to enter into a transaction that constitutes a superior proposal, subject to the payment of a termination fee.

There can be no assurance that the solicitation process will result in a superior proposal or that any other transaction will be approved or completed. Peakstone does not intend to disclose developments with respect to this solicitation process unless and until its Board determines such disclosure is appropriate or otherwise required.

As a condition to the transaction, Peakstone has agreed to suspend payment of its regular quarterly dividend, effective immediately, until the earlier of the closing or the termination of the definitive agreement. The outside date pursuant to the definitive agreement is August 2, 2026.

Subject to and upon completion of the transaction, Peakstone’s shares will no longer trade on the New York Stock Exchange, and Peakstone will become a privately-held company.

Peakstone Fourth Quarter and Full Year 2025 Results

Peakstone intends to release its fourth quarter and full year 2025 financial results in late February 2026. In light of the pending transaction, Peakstone will not hold a conference call or webcast to discuss these results.

Advisors

BofA Securities, Inc. is serving as exclusive financial advisor and Latham & Watkins LLP is serving as legal advisor to Peakstone.

Citigroup Global Markets Inc. is serving as Brookfield’s financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal advisor.

About Brookfield Asset Management

Brookfield Asset Management Ltd. is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, renewable power and transition, private equity, real estate, and credit. BAM invests client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. BAM offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. BAM draws on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for its clients, across economic cycles. Brookfield Asset Management is publicly traded in New York and Toronto (NYSE: BAM, TSX: BAM).

About Peakstone Realty Trust

Peakstone Realty Trust (NYSE: PKST) is an industrial real estate investment trust that owns and operates industrial outdoor storage (IOS) and traditional industrial properties, with a strategic focus on the IOS sector.

Additional information is available at www.pkst.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://pkst.com or by contacting the Company’s Investor Relations by email at ir@pkst.com.

Participants in the Solicitation

The Company and its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 11, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.  Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed Mergers and the timing of the closing of the proposed Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that shareholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed Mergers, the response of business partners and competitors to the announcement of the proposed Mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) increased or unanticipated competition in the real estate market, (vii) the uncertainties of real estate development, acquisition and disposition activity, (viii) maintenance of real estate investment trust (“REIT”) status, (ix) fluctuations in interest rates and the costs and availability of financing, (x) the ability to enter into new leases or renew leases on favorable terms, (xi) dependence on tenants’ financial condition, and (xii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 (as amended on March 27, 2025), as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and November 5, 2025, respectively.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.

Contacts

Brookfield Contacts

Brookfield Media:
Rachel Wood
rachel.wood@brookfield.com
980-428-3539

Brookfield Investor Relations:
Jason Fooks
jason.fooks@brookfield.com
212-417-2442

Peakstone Contacts

Media:
Aaron Palash / Kara Grimaldi / Maggie Carangelo
212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

Investor Relations:
ir@pkst.com